Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended March 31, 2017

FRANKLIN, Tenn., May 9, 2017 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended March 31, 2017. The Company reported net income for the first quarter of approximately $0.9 million, or $0.07 per diluted common share. Normalized funds from operations and Adjusted funds from operations for the three months ended March 31, 2017 each totaled $0.38 per diluted common share.

Highlights include:

•
During the first quarter of 2017, the Company acquired 10 properties for a total purchase price of $28.5 million, including cash consideration of $28.4 million. The 10 properties, located in five states, total approximately 145,000 square feet and were 95.2% leased upon acquisition with lease expirations through 2032. During the first quarter of 2017, the Company also acquired a property, adjacent to its corporate office, for a cash purchase price of approximately $0.9 million. The property is currently leased to a tenant but the Company intends to use the property for future expansion of its corporate office.

•
Since March 31, 2017 and through May 9, 2017, the Company acquired six real estate properties totaling approximately 79,900 square feet for an aggregate purchase price of approximately $4.1 million, including cash consideration of approximately $4.2 million. Upon acquisition, the properties were 100% leased with lease expirations through 2032. The acquisitions were funded with proceeds from our Revolving Credit Facility.

•
The Company has three properties under definitive purchase agreements for an aggregate expected purchase price of approximately $15.3 million as of May 9, 2017. The Company's expected return on these investments is approximately 9.0%. The Company is currently performing due diligence procedures customary for these types of transactions and cannot provide any assurance as to the timing or when or whether these transactions will actually close.

•	A common stock dividend of $0.39 per common share was declared on May 4, 2017 for the first quarter of 2017. This dividend is payable on June 2, 2017 to shareholders of record on May 19, 2017.

•
On March 29, 2017, the Company entered into an amended and restated $250 million credit facility. The credit facility provides for a $150 million revolving facility and $100 million in term loans, and through the accordion feature, allows borrowings up to a a total of $450.0 million, including the ability to add and fund additional term loans. The term loans, which allow for a delayed draw of a portion of the funds, consists of $50 million maturing in March 2022 and $50 million maturing in March 2024. The revolving facility matures in August 2019, with two 12-month extension options. The amended and restated credit facility replaces the Company’s $150 million revolving credit facility. At closing, the Company borrowed $12 million under its revolving facility and $60 million, under the term loans, in equal amounts of 5 and 7 year maturities. The Company has 15 months from the close date to borrow undrawn amounts under the term loans. Also, on March 31, 2017, the Company entered into interest rate swap agreements that fixed the interest rates on the term loans, resulting in fixed interest rates under the term loans ranging from 4.147% to 4.535% depending on the maturity, the Company’s leverage, and other factors.

•
As announced on March 1, 2017, the Company’s Chairman, Chief Executive Officer and President Timothy Wallace entered into a 10b5-1 plan to acquire shares of the Company’s common stock. The plan replaced Mr. Wallace's 10b5-1 trading plan dated February 29, 2016, which expired on December 31, 2016. The new trading plan was entered into on February 27, 2017 and became effective April 3, 2017. Under the plan, Mr. Wallace will be able to purchase up to the lesser of $2,000,000 or 100,000 shares of the Company's common stock, subject to timing, price and trading limitations.

About Community Healthcare Trust Incorporated

Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $293.2 million in 68 real estate properties, including one mortgage note, as of March 31, 2017, located in 24 states, totaling over 1.5 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share amounts)

	March 31, 2017	December 31, 2016

ASSETS
Real estate properties:
Land and land improvements	$33,476	$29,884
Buildings, improvements, and lease intangibles	248,922	222,755
Personal property	102	97
Total real estate properties	282,500	252,736
Less accumulated depreciation	(22,328)	(18,404)
Total real estate properties, net	260,172	234,332
Cash and cash equivalents	2,044	1,568
Mortgage note receivable, net	10,652	10,786
Other assets, net	4,905	4,843
Total assets	$277,773	$251,529

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$81,235	$51,000
Accounts payable and accrued liabilities	2,964	3,541
Other liabilities	3,566	2,981
Total liabilities	87,765	57,522

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 13,105,253 and 12,988,482 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	131	130
Additional paid-in capital	214,640	214,323
Cumulative net income	2,178	1,265
Accumulated other comprehensive loss	(152)	—
Cumulative dividends	(26,789)	(21,711)
Total stockholders’ equity	190,008	194,007
Total liabilities and stockholders' equity	$277,773	$251,529

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
REVENUES
Rental income	$6,618	$3,673
Tenant reimbursements	1,128	957
Mortgage interest	261	536
	8,007	5,166

EXPENSES
Property operating	1,738	1,049
General and administrative	770	806
Depreciation and amortization	3,924	2,815
Bad debts	67	—
	6,499	4,670
OTHER INCOME (EXPENSE)
Interest expense	(597)	(380)
Interest and other income, net	2	—
	(595)	(380)
NET INCOME	$913	$116

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.07	$0.02
Net income per common share – Diluted	$0.07	$0.02
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	12,686,183	7,511,183
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	12,819,496	7,562,644

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO, NORMALIZED FFO, and AFFO (1)
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income	$913	$116
Real estate depreciation and amortization	3,921	2,813
Total adjustments	3,921	2,813
Funds From Operations	$4,834	$2,929
Transaction costs (2)	—	288
Normalized Funds From Operations	$4,834	$3,217
Straight line rent	(265)	(95)
Deferred compensation	318	121
AFFO	$4,887	$3,243
Funds from Operations per Common Share-Diluted	$0.38	$0.39
Normalized Funds From Operations Per Common Share-Diluted	$0.38	$0.43
AFFO Per Common Share-Diluted	$0.38	$0.43
Weighted Average Common Shares Outstanding-Diluted	12,819,496	7,562,644

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO"), normalized FFO and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that normalized FFO and AFFO are useful because they allow investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." The Company has included normalized FFO which it has defined as FFO excluding certain expenses related to closing costs of properties acquired accounted for as business combinations and mortgages funded and has included AFFO which it has defined as normalized FFO excluding straight-line rent and deferred compensation and may include other non-cash items from time to time. Normalized FFO and AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definitions.

FFO, normalized FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO, normalized FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)
Upon the adoption of Accounting Standards Update ("ASU") No, 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, on January 1, 2017, the Company expects that substantially all of its acquisitions will be accounted for as asset acquisitions. As such, transaction costs related to its acquisitions will be capitalized into the real estate property.

CONTACT: W. Page Barnes, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated